SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

Medinotec, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-265368	36-4990343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northlands Deco Park | 10 New Market Street | Stand 299 Avant Garde Avenue North Riding | Johannesburg | South Africa	2169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +27 87 330 2301

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 8, 2024, we dismissed BDO South Africa Inc. (the “Former Accountant”) as our independent registered public accounting firm and, on July 8, 2024, we engaged Mercurius & Associates LLP (the “New Accountant”) as our independent registered public accounting firm. The engagement of the New Accountant was approved by our Audit Committee (the “Audit Committee”) of the Board of Directors.

The Former Accountant’s audit report on our financial statements for the year ended February 29, 2024 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

For the year ended February 29, 2024, and through the interim period ended July 8, 2024, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K of the rules and regulations of the U.S. Securities Exchange Commission (the “SEC”)) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

For the year ended February 29, 2024, and through the interim period ended July 8, 2024, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K of the rules and regulations of the SEC). As disclosed in Part II, Item 9A of the Company’s Form 10-K for the year ended February 29, 2024, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following:

•	The Company does not have written documentation of its internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act as of the period ending February 29, 2024. Management evaluated the impact of the Company’s failure to have written documentation of our internal controls and procedures on its assessment of the Company’s disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

•	The Company does not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to the Company’s size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of its failure to have segregation of duties on the Company’s assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

•	Effective controls over the control environment were not maintained. Specifically, a formally adopted written code of business conduct and ethics that governs the Company’s employees, officers, and directors was not in place. Additionally, management has not developed and effectively communicated to employees its accounting policies and procedures. This has resulted in inconsistent practices and represented a material weakness.

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

Other than as disclosed above, there were no reportable events for the year ended February 29, 2024, and through the interim period ended July 8, 2024. The Company’s Board of Directors discussed the subject matter of each reportable event with the Former Accountant. The Company authorized the Former Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the audited period by the Former Accountant, including with respect to the subject matter of each reportable event.

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The New Accountant was our independent auditor for the years ended February 28, 2023 and 2022. Aside from the prior work conducted, prior to retaining the New Accountant, we did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On July 8, 2024, we provided the Former Accountant with our disclosures in the Current Report on Form 8-K disclosing the resignation of the Former Accountant and requested in writing that the Former Accountant furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from BDO South Africa Inc. to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medinotec, Inc.

/s/ Pieter van Niekerk

Pieter van Niekerk
Chief Financial Officer

Date: July 10, 2024

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